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                                     EXHIBIT 21

                           DEGEORGE FINANCIAL CORPORATION

                            SUBSIDIARIES OF THE COMPANY



DeGeorge Home Alliance, Inc., a Delaware corporation.
Plymouth Capital Company, Inc., a Delaware corporation.
DeGeorge Homes of Florida, Inc., a Florida corporation
DeGeorge Homes of New England, Inc., a Delaware corporation.
Patwil Homes, Inc., a Delaware corporation.
DeGeorge Aviation, Inc., a Delaware corporation.


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